                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated February 22, 2002 (and to all references to our Firm) included in or made a part of this registration statement (File No. 333-83296).



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
February 28, 2002